Exhibit 10.6

Orisun Acquisition Corp.

555 Madison Avenue, Room 543

New York, NY 10022

Ladies and Gentlemen:

Orisun Acquisition Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase 20,000 units of the Company (“Private Units”), each Private Unit consisting of one share of common stock of the Company, par value $0.00001 per share (the “Common Stock”), one warrant that is exercisable to purchase one-half of one share of Common Stock (each a “Warrant”), and one right to receive one-tenth (1/10) of a share of Common Stock (each a “Right”), at $10.00 per Private Unit, for a purchase price of $200,000 (the “Private Unit Purchase Price”).

The undersigned hereby agrees that it will purchase an additional amount of units of the Company (“Over-Allotment Units”), up to a maximum of 3,000 Over-Allotment Units, or a maximum purchase price of $30,000 (“Over-Allotment Unit Purchase Price”, together with the Private Unit Purchase Price, the “Purchase Price”), in the event that the underwriters in the IPO exercise the over-allotment option, such that the amount held in the trust account (as described in the Registration Statement) does not fall below $10.00 per share for each share of Common Stock sold in the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchaser and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO.

The Private Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the Common Stock included in the Private Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO (or up to 21 months, as applicable), unless the Company provides the holders of shares of Common Stock sold in the IPO with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Common Stock sold in the IPO;

●	not to convert any Common Stock included in the Private Units and Over-Allotment Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Certificate of Incorporation, or to tender the Private Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units and Over-Allotment Units (but will participate in liquidation distributions with respect to any units or Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Units, Over-Allotment Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s pre-IPO stockholders, or to the Company’s or the undersigned’s officers, directors, advisors and employees, (ii) transfers to the undersigned’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions so long as any transfer is conducted in compliance with FINRA Rule 5110(g)(2); and

●	the Private Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units and Over-Allotment Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

The undersigned agrees that, in accordance with FINRA Rule 5110(g)(1), it will not sell, transfer, assign, pledge or hypothecate in whole or in part any Private Units, shares of Common Stock, warrants and rights underlying the Private Units, or shares of Common Stock that are issuable pursuant to the warrants or rights included in the Private Units (in whole or in part) or any interest herein, or subject any such securities to any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of such securities, for a lock-up period of 180 days following the effective date of the Registration Statement or the commencement of sales in the IPO to anyone other than (i) an underwriter or a selected dealer participating in the IPO or (ii) any officer or partner of any such underwriter or selected dealer. Additionally, certain registration rights have been provided with respect to the Private Units purchased by the undersigned and other holders, which registration rights will at all times be in compliance with FINRA Rule 5110(f)(2)(G)(iii)-(v).

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

Chardan Capital Markets, LLC

By:
Name:
Title:

Accepted and Agreed:

ORISUN ACQUISITION CORP.

By:
Name: Wei Chen
Title: Chief Executive Officer

Subscription Agreement for Private Units

Exhibit A

Wire Instructions

Bank Name: Citigroup Private Bank

Bank Address: 153 East 53rd Street, New York, NY 10022

Account Name: Loeb & Loeb LLP - Trust Account

Account Number: 24576266

Routing/ABA Number (Domestic Wires): 021000089

Swift Code (Foreign Wire): CITIUS33

Reference: Orisun 232137-10001

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